DEPOSIT ACCOUNT CONTROL AGREEMENT

(Blocked Account)

This Deposit Account Control Agreement (Blocked Account) (this “Agreement”) is entered into as of May 4, 2018, by Fusion Connect, Inc., a Delaware corporation (“Borrower”), Wilmington Trust, National Association, a national banking association (“First Lien Secured Party”), and East West Bank, a California banking corporation (“Deposit Holder”). All references herein to the “Uniform Commercial Code” refers to the Uniform Commercial Code as in effect from time to time in the State of New York. Terms defined in the Uniform Commercial Code have the same meanings when used herein.

RECITALS

A.           Borrower, First Lien Secured Party, as administrative agent and collateral agent (in such capacities, the “First Lien Agent”), the guarantors from time to time party thereto and the lenders from time to time party thereto are parties to that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as the same may hereafter be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”).

B.           On the date hereof, First Lien Secured Party will deposit $62,000,000 of the proceeds of certain term loans being made under the Credit Agreement into the Account (as defined below), which Account shall constitute the Escrow Cash Collateral Account under and as defined in the Credit Agreement.

C.           Borrower has granted to (a) First Lien Secured Party a first-priority security interest in the account listed under Schedule A to this Agreement and related rights and property (the “Account”) pursuant to that certain First Lien Pledge and Security Agreement, dated as of May 4, 2018, executed by Borrower and the other grantors from time to time party thereto in favor of First Lien Secured Party, as the First Lien Agent, and (b) Wilmington Trust, National Association (“Second Lien Secured Party”), as administrative agent and collateral agent (in such capacities, the “Second Lien Agent”) under that certain Second Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as the same may hereafter be amended, supplemented, amended and restated or otherwise modified from time to time), among Borrower, the Second Lien Agent, the guarantors from time to time party thereto and the lenders from time to time party thereto, a second-priority security interest in the Account pursuant to that certain Second Lien Pledge and Security Agreement, dated as of May 4, 2018, executed by Borrower and the other grantors from time to time party thereto in favor of Second Lien Secured Party.

D.           Borrower and First Lien Secured Party are requesting that Deposit Holder enter into this Agreement to perfect First Lien Secured Party’s security interests in the Account by control (and to enable First Lien Secured Party to hold and control the Account as gratuitous bailee and gratuitous agent for Second Lien Secured Party in accordance with that certain Intercreditor Agreement, dated as of May 4, 2018, among the First Lien Representative, the Second Lien Representative and each Additional First Lien Obligations Representative from time to time party thereto and each Additional Second Lien Obligations Representative from time to time party thereto, each as defined therein).

E.           Deposit Holder is willing to act as Deposit Holder, but only under the terms of this Agreement. Deposit Holder has no obligation or duties with respect to any other agreements between Borrower and First Lien Secured Party or Second Lien Secured Party.

AGREEMENT

1.
Security Interest.

Deposit Holder acknowledges the security interests of First Lien Secured Party and Second Lien Secured Party in the Account. Borrower ratifies and confirms the security interests it has granted to each of First Lien Secured Party and Second Lien Secured Party in the Account. This Agreement evidences First Lien Secured Party’s control over the Account.

2.
Control of Account by First Lien Secured Party; Borrower’s Rights in Account.

2.1 Notwithstanding any separate agreement Borrower may have with Deposit Holder, First Lien Secured Party shall be entitled at any time to give Deposit Holder instructions as to the withdrawal or disposition of available funds from time to time credited to the Account, or as to any other matters relating to the Account, all without further consent of Borrower or any other person. Deposit Holder shall, and is fully entitled to, rely upon any such instructions from First Lien Secured Party even if such instructions are contrary to any instructions or demands that Borrower may give to Deposit Holder. Between Borrower and First Lien Secured Party, First Lien Secured Party agrees that that it shall provide instructions to Deposit Holder in accordance with the terms of the Credit Agreement.

2.2 Deposit Holder acknowledges and agrees that (a) in accordance with paragraph 2.1 above, it shall comply with the instructions originated by First Lien Secured Party directing disposition of any available funds from time to time credited to the Account without further consent of Borrower; (b) First Lien Secured Party now has exclusive control of the Account for purposes of Sections 9-312(b) and 9-314 of the Uniform Commercial Code, (c) Borrower does not have a right to make withdrawals or otherwise transact on the Account and (d) the Account will be maintained as a “deposit account” as defined in Section 9-102(a)(29) of the Uniform Commercial Code. Notwithstanding anything to the contrary contained herein, if at any time Deposit Holder shall receive conflicting orders or instructions from First Lien Secured Party and Borrower, Deposit Holder shall follow the orders or instructions of First Lien Secured Party, and not the orders or instructions of Borrower.

2.3 Borrower represents and warrants to First Lien Secured Party and Deposit Holder that it has not assigned or granted a security interest in the Account, except to First Lien Secured Party and Second Lien Secured Party. Borrower will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than security interests of First Lien Secured Party and Second Lien Secured Party referred to herein.

3.
Deposit Holder’s Responsibility.

3.1 Deposit Holder shall have no duty to inquire or determine whether Borrower’s obligations to First Lien Secured Party are in default or whether First Lien Secured Party or Borrower is entitled, under any separate agreement between First Lien Secured Party and Borrower, to give any instructions relating to the Account. Deposit Holder shall have no responsibility or liability to First Lien Secured Party or Borrower for complying with any order or instruction, whether oral or written, concerning the Account, except to the extent such compliance would violate the provisions of this Agreement, or Deposit Holder acted with gross negligence or engaged in willful misconduct. Deposit Holder shall have no responsibility or liability to First Lien Secured Party or Borrower for losses or liabilities resulting from any failure to comply with instructions relating to the Account or delay in complying with such instructions if the failure or delay is due to circumstances beyond Deposit Holder’s reasonable control, including without limitation interruptions of communications facilities, civil unrest, acts of God, wars, or terrorist attacks, and provided Deposit Holder had reasonable opportunity to act thereon. Without limiting the foregoing, in no event shall Deposit Holder have any liability for indirect, punitive, exemplary or consequential loss or damages, including without limitation lost profits, whether or not any claim for such loss or such damages is based on tort or contract or Deposit Holder knew or should have known the likelihood of such damages in any circumstances.

3.2 Upon reasonable opportunity for Deposit Holder to act after receipt of First Lien Secured Party’s instructions to that effect and continuing on each Business Day thereafter, Deposit Holder shall transfer all available balances in the Account to First Lien Secured Party at the account specified in such instructions. Any disposition of funds Deposit Holder makes in response to instructions from First Lien Secured Party is subject to Deposit Holder’s standard policies, procedures and documentation governing the type of disposition made. Borrower agrees to pay all fees for the transfer of funds as per instructions. Funds are not available if, in the reasonable determination of Deposit Holder, they are subject to a dispute or legal process preventing their withdrawal. A “Business Day” is each day except Saturdays, Sundays, or a day on which Deposit Holder is authorized or required by applicable law, regulation or executive order to close in New York.

3.3 Deposit Holder may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

4.
Priority of Security Interests; Rights Reserved by Deposit Holder.

Deposit Holder agrees that all of its present and future rights against the Account are subordinate to the security interests of First Lien Secured Party and Second Lien Secured Party therein; provided, however, that it is agreed that nothing herein subordinates or waives, and that Deposit Holder expressly reserves, all of its present and future rights (whether described as rights of setoff, banker’s lien, chargeback or otherwise, and whether available to Deposit Holder under the law or under any other agreement between Deposit Holder and Borrower concerning the Account or otherwise) with respect to (a) items deposited to the Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of return of any such item; (b) overdrafts on the Account; (c) automated clearing house entries; (d) claims of breach of the Uniform Commercial Code’s transfer or presentment warranties made against Deposit Holder in connection with items deposited to the Account; and (e) Deposit Holder’s usual and customary charges for services rendered in connection with the Account, to the extent that, in each case, Borrower has not separately paid or reimbursed Deposit Holder therefore. To the extent the Account is a certificate of deposit or time deposit, Deposit Holder will be entitled to deduct any applicable early withdrawal penalty prior to disbursing funds from such Account in response to instructions from First Lien Secured Party.

5.
Statements.

In addition to the original deposit account statement for the Account which is provided to Borrower, Deposit Holder will send duplicate statements to First Lien Secured Party. Borrower authorizes Deposit Holder to provide any additional information relating to the Account to First Lien Secured Party upon its request without Borrower’s further consent.

6.
Notice of Adverse Claims; Record of Security Interest.

6.1 Deposit Holder represents to First Lien Secured Party that Deposit Holder has not received notice of any lien, encumbrance or other claim to the Account from any other person (other than Second Lien Secured Party) and has not entered into, and covenants with First Lien Secured Party that it will not enter into, any agreement with any other person by which Deposit Holder is obligated to comply with instructions from such other person as to the disposition of funds from the Account or other dealings with the Account. Deposit Holder will use commercially reasonable efforts, subject to applicable law, to promptly notify First Lien Secured Party if any other person claims that it has a property interest in the Account (other than Second Lien Secured Party) or seeks to enter into a deposit account control agreement or similar agreement with respect to the Account.

6.2 Deposit Holder further represents and warrants that it has marked its books and records to indicate the security interests of First Lien Secured Party and Second Lien Secured Party in and liens upon the Account.

7.
Returned Items.

Borrower and First Lien Secured Party understand and agree that Deposit Holder will pay returned items by debiting the Account. Borrower agrees to pay the amount of any returned item immediately upon demand to the extent that there are not sufficient funds in the Account to cover such amount on the day of the debit. First Lien Secured Party agrees that First Lien Secured Party will pay any such amount that is not paid in full by Borrower within twenty (20) days after written demand on First Lien Secured Party by Deposit Holder, up to the amount of any proceeds received by First Lien Secured Party under this Agreement. Borrower further agrees to make additional deposits into the Account as necessary to maintain a balance in the Account equal to the Escrow Cash Amount (as defined in the Credit Agreement). “Returned item” means (a) any item deposited to the Account and returned unpaid, whether for insufficient funds or for any other reason and without regard to timeliness of the return or on any drawee’s notice of non-payment; (b) any item subject to a Commercial Code or Regulation CC (12 CFR Section 229), as in effect from time to time; (c) any automated clearing house entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or any other reason; (d) any credit to the Account from a merchant card transaction, against which a contractual demand of chargeback has been made; and (e) any credit made to the Account in error.

8.
Indemnity.

Borrower and, to the extent not indemnified by Borrower with ten (10) Business Days’ prior written demand, First Lien Secured Party, agree to indemnify Deposit Holder, its officers, directors, employees and agents against claims, demands, losses, liabilities, damages, costs and reasonable expenses arising out of this Agreement including any reasonable fees and costs incurred by Deposit Holder in complying with instructions or requests given by First Lien Secured Party hereunder, and including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff, except to the extent the claims, losses, liabilities, damages, costs or expenses are caused by Deposit Holder’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. IN NO EVENT WILL DEPOSIT HOLDER BE LIABLE TO ANY PARTY FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES.

9.
Termination.

First Lien Secured Party may terminate this Agreement at any time by written notice to Deposit Holder and Borrower. Deposit Holder may terminate this Agreement on thirty (30) days’ prior written notice to First Lien Secured Party and Borrower. Borrower may not terminate this Agreement except with written consent of First Lien Secured Party.

10.
Governing Law.

10.1 This Agreement and the rights and obligations of the parties hereunder (including any claims sounding in contract law or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof that would result in the application of any law other than the law of the State of New York.

10.2 Deposit Holder’s jurisdiction for purposes of Section 9-304 of the Uniform Commercial Code shall be the State of New York.

11.
Entire Agreement.

This Agreement is the entire agreement among the parties regarding the subject matter hereof and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter. This Agreement will control over any conflicting agreement between Deposit Holder and Borrower.

12.
Amendments.

No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by Borrower, First Lien Secured Party and Deposit Holder.

13.
Severability.

To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

14.
Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of Deposit Holder, First Lien Secured Party and Borrower and their respective successors and assigns.

15.
Notices.

All notices, instructions and/or communications to a party under this Agreement will be in writing and will be sent to the party’s address set forth below or to such other address as the party may notify the other parties.

First Lien Secured Party:
Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Josh James

Email: jjames@wilmingtontrust.com

Borrower:
Fusion Connect, Inc.

Address: 420 Lexington Ave, Suite 1718

New York, NY 10170

Attention: General Counsel

Email: jprenetta@fusionconnect.com

Deposit Holder:
East West Bank

Address: 9300 Flair Drive #100W

El Monte, CA 91731

Attention: Central Relationship Service

Email: centralrelationshipservice@eastwestbank.com

With copy to:

East West Bank
Telecommunications Lending
135 North Los Robles Ave, 2nd Floor
Pasadena, CA 91101
Email: richard.vian@eastwestbank.com
            david.hill@eastwestbank.com

To the extent that Deposit Holder is precluded from making demand or giving notice hereunder by reason of the commencement of a bankruptcy or similar proceeding, then such demand or notice shall be deemed to have been made or given at the commencement of such proceeding.

16.
Deposit Account Agreement.

The Account shall also be governed by the Deposit Holder’s account agreement and applicable fee schedules, provided however that in event of conflict, this Agreement shall control.

17.
No agency, etc.

Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between or among Borrower, First Lien Secured Party and Deposit Holder.

18.
Counterparts.

This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

19.
Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST LIEN SECURED PARTY
Wilmington Trust, National Association, a National Banking Association

By: /s/ Joshua G. James
Name: Joshua G. James
Title: Vice President

BORROWER
Fusion Connect, Inc., a Delaware corporation

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice Present and General Counsel

DEPOSIT HOLDER
East West Bank, a California Banking Corporation

By: /s/ Richard Vian
Name: Richard Vian
Title: Senior Vice President

[Signature Page to Deposit Account Control Agreement]